United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

September 9, 2013

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho 83706

(Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 5, 2013 PCS Edventures!.com, Inc. (PCS) entered into an Asset and Liability Agreement (the “Sale Agreement”) with JAK, Ltd. (“JAK”), dated September 5, 2013, pursuant to which (i) JAK will acquire the assets of the PCS Labmentors subsidiary for a purchase price of $150,000 (the “Purchase Price”) to be paid by JAK assuming $99,260.37 in liabilities associated with the subsidiary and $50,739.63US in the form of a promissory note secured by Labmentors’ intellectual property.

This transaction has a positive impact on the company’s balance sheet but results in no immediate cash to the company.

Item 7.01 Regulation FD Disclosure

On September 9, 2013, the Company announced the closing of the Labmentors disposition described in Item 2.01 of this Current Report on Form 8-K. A copy of the Company's press release, dated September 9, 2013, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibit

(d)      Exhibit No.                Exhibit Description

          99.1                           Press Release dated September 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	September 9, 2013	By:	/s/ Robert O. Grover
Robert O. Grover
CEO
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